UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2008

VENTANA MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20931	94-2976937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Innovation Park Drive,

Tucson, Arizona 85755

(Address of Principal Executive Offices, Zip Code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 20, 2008, we entered into a Patent License Agreement and Release (the “Agreement”) with CytoLogix Corporation (“CytoLogix”).

As Ventana has disclosed in its periodic reports filed with the Securities and Exchange Commission (the “Commission”), Ventana has been engaged in litigation with CytoLogix consisting of several lawsuits and proceedings. The Agreement fully and finally resolves these actions and provides to Ventana an irrevocable, perpetual, non-exclusive, transferable, fully paid-up, royalty-free worldwide license to certain CytoLogix patents (as set forth in the Agreement).

The Agreement calls for Ventana to pay to CytoLogix a lump sum payment of $49 million. A portion of that amount satisfies a $14.7 million judgment against Ventana that was entered in favor of CytoLogix in October 2007, which Ventana had previously disclosed in its filings with the Commission. Ventana had withheld payment for that judgment pending the outcome of an appeal in the matter. The $49 million payment also fully and finally resolves all other pending litigation between Ventana and CytoLogix, as described above.

In addition, the Agreement provides for customary mutual releases and includes a covenant not to sue by CytoLogix in favor of Ventana.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Mark D. Tucker
Mark D. Tucker
Senior Vice President and General Counsel

Date: January 25, 2008